EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30935, 333-112700, 333-140229, 333-171344, and 333-192727 on Form S-8 of our reports dated September 3, 2021, relating to the consolidated financial statements of Provident Financial Holdings, Inc. and subsidiary (the “Corporation”), appearing in this Annual Report on Form 10-K of the Corporation for the year ended June 30, 2021.

/s/ Deloitte & Touche LLP

Costa Mesa, California

September 3, 2021